Exhibit 99.1

Mid-Con Energy Partners, LP Announces Second Quarter 2019 Operating and Financial Results

TULSA, July 31, 2019 (GLOBE NEWSWIRE) -- Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today its operating and financial results for the second quarter 2019.

“The second quarter of 2019 was highlighted by the efforts and success of our operations team in managing costs and weather related downtime and executing development opportunities,” said President and Chief Executive Officer Jeff Olmstead. “Production increased from the previous quarter in spite of the historic floods in northern Oklahoma. Lease operating expenses came in below expectations at our newly acquired Oklahoma assets. Leverage declined, despite increased professional and other fees related to transaction activity.” Olmstead continued, “Development activity increased as we began injection in our Pine Tree field in the Powder River Basin, with greater than expected injection rates. This field provides a significant growth prospect over the next few years. We also tested several re-complete programs that yielded positive results which provide additional growth potential in the second half of 2019. The results of the second quarter set us up for additional development opportunities, continued cash flow growth and reduced leverage for the second half of 2019.”

HIGHLIGHTS AND RECENT DEVELOPMENTS

•	Production increased by 2% from first quarter of 2019, despite historic flooding in Oklahoma.
•	Decreased lease operating expenses (“LOE”) in newly acquired assets in Oklahoma, which contributed to increased cash flow during second quarter of 2019.
•	Net income was $5.1 million for the second quarter of 2019.
•	Continued to reduce outstanding borrowings on our revolving credit facility. Total net reduction of $27.0 million for the six months ended June 30, 2019.
•

Our liquidity position at July 26, 2019 consisted of approximately $0.6 million of available cash and $43.0 million of available borrowings ($110.0 million borrowing base less $66.0 million outstanding borrowings and $1.0 million outstanding standby letter of credit).

•	Achieved first injection in our Pine Tree waterflood project. Formal unitization approval expected in third quarter of 2019.
•	Returned approximately 50 wells to production in newly acquired assets.
•	Generated second quarter Adjusted EBITDA of $5.1 million(1). Excluding professional and other fees related to transaction activity during the quarter, Adjusted EBITDA would have been $5.9 million.
•

Reported Total Leverage Ratio, as defined by our credit agreement, of 3.24x for the period ending June 30, 2019. Excluding professional and other fees related to transaction activity during the quarter, Total Leverage Ratio would have been 2.79x.

(1) Non-GAAP financial measure. Please refer to the related disclosure and reconciliation of net income (loss) to Adjusted EBITDA included in this press release.

FINANCIAL SUMMARY

During the second quarter 2019, the Partnership continued to execute on its plan to reduce debt, while funding capital expenditures with internally generated cash flow.

Production was up 2% to 3,538 Boe/d for the second quarter of 2019 from 3,467 Boe/d in the first quarter of 2019. Commodity pricing also improved during second quarter 2019 as realized oil price increased to $55.20 per barrel from $50.47 per barrel in the first quarter of 2019. Revenue was positively impacted by both the increase in production and realized oil prices.

Total lease operating expenses were expected to increase during the quarter due to the acquisition of the Oklahoma properties. Overall LOE increased by 11%, however the operating teams were able to greatly reduce the expenses on the recently acquired properties in Oklahoma, when compared to historical expenses from the predecessor operator. This reduction helped increase cash flow on those specific assets.

General and administrative expenses were higher than anticipated for the quarter due to one-time professional and other fees related to transaction activities.

Adjusted EBITDA continued the positive trend of financial results as it increased to $5.1 million from $4.5 million in the first quarter 2019.

HEDGING SUMMARY

Mid-Con Energy enters into various commodity derivative contracts intended to achieve more predictable cash flows by reducing the Partnership’s exposure to short-term fluctuations in oil prices. We believe this risk management strategy will serve to secure a portion of our revenues and, by retaining some opportunity to participate in upward price movements, may also enable us to realize higher revenues during periods when prices rise.

As of June 30, 2019, the following table reflects volumes of Mid-Con Energy’s production hedged by commodity derivative contracts, with the corresponding prices at which the production is hedged:

Period Covered	Differential Fixed Price	Weighted Average Fixed Price	Weighted Average Floor Price	Weighted Average Ceiling Price	Total Bbls Hedged/day	Index
Swaps - 2019	$—	$56.08	$—	$—	1,692	NYMEX-WTI
Swaps - 2019	$(20.15)	$—	$—	$—	150	WCS-CRUDE-OIL
Swaps - 2020	$—	$55.81	$—	$—	1,931	NYMEX-WTI
Swaps - 2021	$—	$55.78	$—	$—	672	NYMEX-WTI
Collars - 2021	$—	$—	$52.00	$58.80	672	NYMEX-WTI

FISCAL YEAR 2019 GUIDANCE

The following outlook is subject to all the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. These estimates and assumptions reflect management’s best judgment based on current and anticipated market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.

Guidance as of July 31, 2019	FY 2019
Net production (Boe/d)(1)	3,400 - 3,800
Lease operating expenses per Boe	$21.00 - $24.00
Production and ad valorem taxes (% of total revenue)	8.00% - 9.00%
Estimated capital expenditures	$9.0 MM

(1) Production volumes in Boe equivalents calculated at a rate of six Mcf per Bbl.

SECOND QUARTER 2019 CONFERENCE CALL

As announced on July 29, 2019, Mid-Con Energy’s management will host a conference call on Thursday, August 1, 2019, at 9:00 a.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 4076206) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on "Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A replay of the conference call will be available through Thursday, August 8, 2019, by dialing 1-855-859-2056 (Conference ID: 4076206). Additionally, a webcast archive will be available at www.midconenergypartners.com.  As of July 31, 2019, the Partnership has posted on its website an updated investor presentation entitled “Supplemental Second Quarter 2019 Results” dated August 1, 2019. The presentation may be accessed by going to www.midconenergypartners.com, and selecting Events and Presentations under the Investor Relations tab.

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located primarily in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy’s website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements due to a number of factors including but not limited to volatility of commodity prices; revision to oil and natural gas reserves estimates as a result of changes in commodity prices; effectiveness of risk management activities; business strategies; future financial and operating results; ability to replace the reserves we produce through acquisitions and the development of our properties; future capital requirements and availability of financing; realized oil and natural gas prices; production volumes; lease operating expenses; general and administrative expenses; cash flow and liquidity; availability of production equipment; availability of oil field labor; capital expenditures; availability and terms of capital; marketing of oil and natural gas; general economic conditions; competition in the oil and natural gas industry; environmental liabilities; compliance with NASDAQ listing requirements; and any other risks and uncertainties discussed in our Form 10-K and other filings with the SEC.

Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2018, and in other documents and reports we file from time to time with the SEC.

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except number of units)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$525	$467
Accounts receivable	6,438	4,194
Derivative financial instruments	—	5,666
Prepaid expenses	393	118
Assets held for sale, net	430	430
Total current assets	7,786	10,875
Property and equipment
Oil and natural gas properties, successful efforts method
Proved properties	256,654	379,441
Unproved properties	3,476	2,928
Other property and equipment	1,456	427
Accumulated depletion, depreciation, amortization and impairment	(71,686)	(175,948)
Total property and equipment, net	189,900	206,848
Derivative financial instruments	955	2,418
Other assets	1,186	1,563
Total assets	$199,827	$221,704

LIABILITIES, CONVERTIBLE PREFERRED UNITS AND EQUITY
Current liabilities
Accounts payable
Trade	$693	$141
Related parties	3,320	3,732
Derivative financial instruments	1,086	—
Accrued liabilities	632	2,024
Other current liabilities	415	—
Total current liabilities	6,146	5,897
Long-term debt	66,000	93,000
Other long-term liabilities	675	47
Asset retirement obligations	30,082	26,001
Commitments and contingencies
Class A convertible preferred units - 11,627,906 issued and outstanding, respectively	22,325	21,715
Class B convertible preferred units - 9,803,921 issued and outstanding, respectively	14,731	14,635
Equity, per accompanying statements
General partner	(771)	(786)
Limited partners - 30,785,958 and 30,436,124 units issued and outstanding, respectively	60,639	61,195
Total equity	59,868	60,409
Total liabilities, convertible preferred units and equity	$199,827	$221,704

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per unit data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues
Oil sales	$16,792	$15,931	$31,386	$30,475
Natural gas sales	397	264	647	432
Other operating revenues	340	—	712	—
Gain (loss) on derivatives, net	3,396	(9,500)	(8,802)	(12,882)
Total revenues	20,925	6,695	23,943	18,025
Operating costs and expenses
Lease operating expenses	7,587	5,009	14,417	9,649
Production and ad valorem taxes	1,469	1,205	2,751	2,238
Other operating expenses	417	—	890	—
Impairment of proved oil and natural gas properties	204	959	204	9,710
Depreciation, depletion and amortization	2,369	3,393	5,467	6,834
Dry holes and abandonments of unproved properties	—	97	—	185
Accretion of discount on asset retirement obligations	417	191	745	344
General and administrative	2,348	1,358	5,010	3,252
Total operating costs and expenses	14,811	12,212	29,484	32,212
Gain (loss) on sales of oil and natural gas properties, net	223	12	9,692	(388)
Income (loss) from operations	6,337	(5,505)	4,151	(14,575)
Other (expense) income
Interest income	1	—	9	2
Interest expense	(1,229)	(1,410)	(2,844)	(2,749)
Other income	44	—	49	—
(Loss) gain on settlements of asset retirement obligations	(56)	60	(56)	49
Total other expense	(1,240)	(1,350)	(2,842)	(2,698)
Net income (loss)	5,097	(6,855)	1,309	(17,273)
Less: Distributions to preferred unitholders	1,157	1,139	2,306	2,155
Less: General partner's interest in net income (loss)	60	(81)	15	(204)
Limited partners' interest in net income (loss)	$3,880	$(7,913)	$(1,012)	$(19,224)
Limited partners' interest in net income (loss) per unit
Basic	$0.13	$(0.26)	$(0.03)	$(0.64)
Diluted	$0.07	$(0.26)	$(0.03)	$(0.64)
Weighted average limited partner units outstanding
Limited partner units (basic)	30,786	30,306	30,708	30,241
Limited partner units (diluted)	53,187	30,306	30,708	30,241

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$1,309	$(17,273)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	5,467	6,834
Debt issuance costs amortization	356	329
Accretion of discount on asset retirement obligations	745	344
Impairment of proved oil and natural gas properties	204	9,710
Dry holes and abandonments of unproved properties	—	185
Loss (gain) on settlements of asset retirement obligations	56	(49)
Cash paid for settlements of asset retirement obligations	(72)	(65)
Mark to market on derivatives
Loss on derivatives, net	8,802	12,882
Cash settlements paid for matured derivatives, net	(586)	(3,505)
(Gain) loss on sales of oil and natural gas properties	(9,692)	388
Non-cash equity-based compensation	456	367
Changes in operating assets and liabilities
Accounts receivable	(2,441)	(325)
Prepaid expenses and other assets	(254)	(1,565)
Accounts payable - trade and accrued liabilities	434	442
Accounts payable - related parties	(293)	1,277
Net cash provided by operating activities	4,491	9,976
Cash flows from investing activities
Acquisitions of oil and natural gas properties	(3,262)	(9,257)
Additions to oil and natural gas properties	(5,085)	(3,724)
Proceeds from sales of oil and natural gas properties	32,514	1,163
Net cash provided by (used in) investing activities	24,167	(11,818)
Cash flows from financing activities
Proceeds from line of credit	7,000	7,000
Payments on line of credit	(34,000)	(19,000)
Debt issuance costs	—	(651)
Proceeds from sale of Class B convertible preferred units, net of offering costs	—	14,878
Distributions to Class A convertible preferred units	(1,000)	(1,500)
Distributions to Class B convertible preferred units	(600)	(200)
Net cash (used in) provided by financing activities	(28,600)	527
Net increase (decrease) in cash and cash equivalents	58	(1,315)
Beginning cash and cash equivalents	467	1,832
Ending cash and cash equivalents	$525	$517

Mid-Con Energy Partners, LP and subsidiaries
Production, Prices, and Unit Costs per Boe
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
Production Volumes
Oil (MBbls)	291	251	40	16%	583	489	94	19%
Natural gas (MMcf)	184	92	92	100%	305	178	127	71%
Total (MBoe)	322	267	55	21%	634	519	115	22%
Average daily net production (Boe/d)	3,538	2,934	604	21%	3,503	2,867	636	22%

Average sales price
Oil (per Bbl)
Sales price	$57.70	$63.47	$(5.77)	(9%)	$53.84	$62.32	$(8.48)	(14%)
Effect of net settlements on matured derivative instruments	$(2.50)	$(8.69)	$6.19	71%	$(1.01)	$(7.17)	$6.16	86%
Realized oil price after derivatives	$55.20	$54.78	$0.42	1%	$52.83	$55.15	$(2.32)	(4%)
Natural gas (per Mcf)	$2.16	$2.87	$(0.71)	(25%)	$2.12	$2.43	$(0.31)	(13%)

Average unit costs per Boe
Lease operating expenses	$23.56	$18.76	$4.80	26%	$22.74	$18.59	$4.15	22%
Production and ad valorem taxes	$4.56	$4.51	$0.05	1%	$4.34	$4.31	$0.03	1%
Depreciation, depletion and amortization	$7.36	$12.71	$(5.35)	(42%)	$8.62	$13.17	$(4.55)	(35%)
General and administrative expenses	$7.29	$5.09	$2.20	43%	$7.90	$6.27	$1.63	26%

NON-GAAP FINANCIAL MEASURE

This press release, the financial tables and other supplemental information include “Adjusted EBITDA” which is a non-generally accepted accounting principles (“Non-GAAP”) measure used by our management to describe financial performance with external users of our financial statements. The Partnership believes the Non-GAAP financial measure described above is useful to investors because this measurement is used by many companies in its industry as a measurement of financial performance and is commonly employed by financial analysts and others to evaluate the financial performance of the Partnership and to compare the financial performance of the Partnership with the performance of other publicly traded partnerships within its industry. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) plus (minus):

•	Interest expense, net;
•	Depreciation, depletion and amortization;
•	Accretion of discount on asset retirement obligations;
•	(Gain) loss on derivatives, net;
•	Cash settlements received (paid) for matured derivatives, net;
•	Cash premiums received (paid) for derivatives, net;
•	Impairment of proved oil and natural gas properties;
•	Non-cash equity-based compensation;
•	(Gain) loss on sales of oil and natural gas properties, net; and
•	Dry holes and abandonments on unproved properties.

Mid-Con Energy Partners, LP and subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018
Net income (loss)	$5,097	$(3,788)	$(6,855)
Interest expense, net	1,228	1,607	1,410
Depreciation, depletion and amortization	2,369	3,098	3,393
Accretion of discount on asset retirement obligations	417	328	191
Impairment of proved oil and natural gas properties	204	—	959
Dry holes and abandonments of unproved properties	—	—	97
(Gain) loss on derivatives, net	(3,396)	12,198	9,500
Cash settlements (paid) received for matured derivatives	(729)	143	(2,181)
Non-cash equity-based compensation	122	334	128
Gain on sales of oil and natural gas properties, net	(223)	(9,469)	(12)
Adjusted EBITDA	$5,089	$4,451	$6,630

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575